Filed Pursuant to Rule 433
                                                         File No.: 333-140720-02


--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------


                                  $ 641,742,000


                                 BCAP LLC TRUST
                               2007-AA3, GROUP II


                        NEW ISSUE PRELIMINARY TERM SHEET

--------------------------------------------------------------------------------

                            BCAP LLC Trust, 2007-AA3
                                     Issuer


                                    BCAP LLC
                                    Depositor


                          Countrywide Home Loans, Inc.
                                   Originator


                       Countrywide Home Loans Servicing LP
                                    Servicer


                      Deutsche Bank National Trust Company
                                     Trustee


                              Barclays Capital Inc.
                          Sole Lead Manager/Bookrunner

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------


                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

   The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

   The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

   The free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

   The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

   The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/ 1337454/000091412107000651/by7522913-s3a1.txt


     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

   Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Transaction Summary
--------------------------------------------------------------------------------


                                  $641,742,000

                       BCAP LLC Trust, 2007-AA3, Group II

----------------------------------------------------------------------------------------------------------------------------
                                Expected           Credit      Certificate     WAL
                                 Ratings          Support %     Interest     (years)                 Payment   Certificate
Class(4)     Size(1)       (S&P/Moody's/ DBRS)      (1)(2)        Rate         (3)     Collateral    Window        Type
----------------------------------------------------------------------------------------------------------------------------
                                                          Offered Certificates
----------------------------------------------------------------------------------------------------------------------------
II-A-1A    $271,228,000      AAA / Aaa / AAA        16.57%        LIBOR        2.98    Hybrid ARMs   1 - 96    Super Senior
II-A-1B    $271,228,000      AAA / Aaa / AAA        16.57%        LIBOR        2.98    Hybrid ARMs   1 - 96    Super Senior
II-A-2      $60,273,000      AAA / Aaa / AAA         7.30%        LIBOR        2.98    Hybrid ARMs   1 - 96    Mezz Senior
II-M-1      $12,679,000      AA+ / Aa1 / AAA         5.35%        LIBOR        5.26    Hybrid ARMs   37 - 96    Mezzanine
II-M-2       $5,852,000   AA+ / Aa2 / AA (high)      4.45%        LIBOR        5.25    Hybrid ARMs   37 - 96    Mezzanine
II-M-3       $4,551,000   AA+ / Aa3 / AA (high)      3.75%        LIBOR        5.25    Hybrid ARMs   37 - 96    Mezzanine
II-M-4       $3,901,000       AA / A1 / AA           3.15%        LIBOR        5.25    Hybrid ARMs   37 - 96    Mezzanine
II-M-5       $2,926,000    AA- / A2 / AA (low)       2.70%        LIBOR        5.25    Hybrid ARMs   37 - 96    Mezzanine
II-M-6       $2,276,000      A / A3 / A (high)       2.35%        LIBOR        5.24    Hybrid ARMs   37 - 96    Mezzanine
II-M-7       $2,276,000        A / Baa1 / A          2.00%        LIBOR        5.15    Hybrid ARMs   37 - 93    Mezzanine
II-M-8       $2,276,000    A- / Baa2 / A (low)       1.65%        LIBOR        4.99    Hybrid ARMs   37 - 87    Mezzanine
II-M-9       $2,276,000  BBB+ / Baa3 / BBB (high)    1.30%        LIBOR        4.77    Hybrid ARMs   37 - 79    Mezzanine

(1) The class sizes and related credit enhancement levels are subject to variance of +/- 5% based upon the final pool and rating agency evaluation of subordination, overcollateralization and excess spread.

(2) Credit enhancement for the Offered Certificates will be provided by a combination of subordination, overcollateralization, loss allocation and excess spread all as more fully described herein. The expected initial credit support percentages (calculated using the Overcollateralization Target Amount) are as provided above. The initial overcollateralization level for the Offered Certificates will equal approximately 1.30% of the Cut-off Date unpaid principal balance of the mortgage loans and the Overcollateralization Target Amount for the Offered Certificates will equal 1.30% of the Cut-off Date unpaid principal balance of the mortgage loans. Excess spread may be applied to pay principal on the Certificates, resulting in a limited acceleration of the Certificates, in order to maintain the overcollateralization level at the Overcollateralization Target Amount.

(3) WALs are calculated assuming that the 10% Optional Clean-up Call with respect to the Certificates is exercised on the earliest possible date. The WALs assume a prepayment pricing speed of 25% CPR.

(4) The Class II-A-1B Certificates benefit from the Cap Agreement, if in effect, in order to make the Class II-A-1B Certificates not subject to the Group II Loan Cap. Because of the effect of the Cap Agreement on the Class II-A-1B Certificates, the Class II-A-1B Certificates are called "uncapped LIBOR floaters."

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Transaction Structure
--------------------------------------------------------------------------------



                                                                                              |-------------------|
                                                                                              |                   |
                                                                                              | Barclays Bank PLC |
                                                                                              |   (Cap Provider)  |
                                                                                              |                   |
                                                                                              |                   |
                                                                                              |-------------------
                                                                                                 |             ^
                                                                                                 |             |
                                                                                                 |             |
                                                                                               Libor          Cap
                                                                                              Payment       Payment
                                                                                                 |             |
                                                                                                 |             |
                                                                                                 v             |
                                                                                                |- - - - - - - -|
                                                                                                | Class II-A-1B |     -------------
|---------------------|                  |-------------|                  |-----------------|----- Certificates ----> | Investors |
|                     |     Mortgage     |             |     Mortgage     |                 |   |- - - - - - - -|     -------------
|                     |----- Loans ----> |             |----- Loans ----> |                 |
|                     |                  |             |                  |                 |   |- - - - - - - -|
|  Barclays Bank PLC  |                  |   BCAP LLC  |                  | BCAP LLC Trust, |   | Class II-A-1A |
|      (Sponsor)      |   Class II-CE,   | (Depositor) |   Class II-CE,   |    2007-AA3     |   |      and      |
|                     |    Class II-R    |             |    Class II-R    |    (Issuer)     |   |  Class II-A-2 |
|                     |< and Class II P -|             |< and Class II P -|                 |   |  Certificates |     -------------
|                     |   Certificates   |             |   Certificates   |                 |-----------------------> | Investors |
|---------------------|                  |-------------|                  |-----------------|   |   Class II-M  |     -------------
                                                                                                |  Certificates |
                                                                                                |- - - - - - - -|
                                                                                                     Offered
                                                                                                   Certificates

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Description of the Group II Mortgage Loans
--------------------------------------------------------------------------------

The Group II Mortgage Loans are adjustable rate hybrid ARMs and are indexed to Six-Month LIBOR, One-Year LIBOR or One-Year CMT with initial rate adjustments occurring five or seven years after the date of origination. The mortgage loans are secured by first liens on one- to four-family residential properties. Approximately 92.30% (by principal balance) of the mortgage pool allow for payments of interest only for terms of 5, 7 or 10 years. After such interest only period, each such mortgage loan will fully amortize over its remaining term. The remaining approximately 7.70% of the mortgage loans fully amortize over their original term (not more than 40-years). Below is a further summary of the collateral characteristics of the mortgage loans in Group II (as of May 1, 2007):

    o The mortgage loans were originated or acquired by Countrywide Home Loans, Inc.. The loans will be serviced by Countrywide Home Loans Servicing LP.

    o The mortgage loans have penalties for full or partial prepayments in the percentages in the immediately following table and further detailed in the attached Collateral Tables. Prepayment penalty cashflows will not be available to pay the Offered Certificates.

         -------------------------------------------------------------------------------------------
         Prepayment Term      No Pre Pay   6 Months   12 Months   24 Months   36 Months  60 Months
         -------------------------------------------------------------------------------------------
         Total                  65.60%      0.06%      17.52%       0.09%      11.49%      5.23%
         -------------------------------------------------------------------------------------------

    o Approximately 7.37% of the mortgage loans were originated with full documentation.

    o The two states with the largest concentration are California (approximately 49.59%) and Florida (approximately 10.35%).

    o    The non-zero weighted average FICO score is approximately 713.

    o The weighted average LTV is approximately 72.17%. The weighted average CLTV including subordinate financing at the time of origination is approximately 78.00%.

    o None of the mortgage loans have an LTV over 80% without any primary mortgage insurance coverage.

         ------------------------------------------------------------------------------------------------------------------
         Initial Rate    % of      Gross      Net       WAM        Gross       Net     Initial  Periodic    Max      Mos.
         Adjustment      Pool       WAC       WAC     (months)    Margin     Margin      Cap      Cap       Rate      To
                                    (%)       (%)                   (%)        (%)       (%)      (%)       (%)      Reset
         ------------------------------------------------------------------------------------------------------------------
               5-Year     66.71     6.561     6.358        358      2.281      2.077    5.084     1.980    11.648       58
         ------------------------------------------------------------------------------------------------------------------
               7-Year     33.29     6.527     6.325        359      2.256      2.054    5.024     1.991    11.551       82
         ------------------------------------------------------------------------------------------------------------------
                Total    100.00     6.550     6.347        359      2.272      2.070    5.064     1.984    11.616       66
         ------------------------------------------------------------------------------------------------------------------


   Please note that the collateral information on the Mortgage Loans included herein is preliminary and subject to change.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.
--------------------------------------------------------------------------------
Summary of Terms
--------------------------------------------------------------------------------
Issuer:                          BCAP LLC Trust 2007-AA3 will issue the Mortgage
                                 Pass-Through Certificates, Series 2007-AA3. The
                                 certificates and the mortgage loans will be
                                 divided into two separate groups ("Group I" and
                                 "Group II"). All of the references in this term
                                 sheet to mortgage loans, certificates, the
                                 interest rate swap agreement and payments made
                                 thereon relate solely to Group II.
--------------------------------------------------------------------------------
Depositor:                       BCAP LLC.
--------------------------------------------------------------------------------
Originator                       Countrywide Home Loans, Inc.
--------------------------------------------------------------------------------
Servicer:                        Countrywide Home Loans Servicing LP
--------------------------------------------------------------------------------
Trustee:                         Deutsche Bank National Trust Company.
--------------------------------------------------------------------------------
Sole Bookrunner:                 Barclays Capital Inc.
--------------------------------------------------------------------------------
Rating Agencies:                 Moody's Investors Service,  Standard & Poor's,
                                 and DBRS, Inc.
--------------------------------------------------------------------------------
Cut-off Date:                    May 1, 2007.
--------------------------------------------------------------------------------
Closing Date:                    May 31, 2007.
--------------------------------------------------------------------------------
Distribution Date:               25th day of each month (or the next business
                                 day), commencing June 2007.
--------------------------------------------------------------------------------
Final Distribution Date:         May 2047
--------------------------------------------------------------------------------
Offered Certificates:            The Class II-A-1A, Class II-A-1B, Class II-A-2,
                                 Class II-M-1, Class II-M-2, Class II-M-3, Class
                                 II-M-4, Class II-M-5, Class II-M-6, Class
                                 II-M-7, Class II-M-8 and Class II-M-9
                                 Certificates.
--------------------------------------------------------------------------------
Class II-R Certificates:         Represent the residual interests in the REMICs.
--------------------------------------------------------------------------------
Class II-CE Certificates:        The Class II-CE Certificates are not offered
                                 herein. The Class II-CE Certificates will have
                                 an initial class certificate balance of
                                 approximately $8,451,225, which is
                                 approximately equal to the required initial
                                 overcollateralization.
--------------------------------------------------------------------------------
Due Period:                      With respect to any Distribution Date, the
                                 period commencing on the second day of the
                                 month immediately preceding the month in which
                                 such Distribution Date occurs and ending on the
                                 first day of the month in which such
                                 Distribution Date occurs.
--------------------------------------------------------------------------------
Prepayment Period:               With respect to any Distribution Date is the
                                 calendar month immediately preceding the month
                                 in which such Distribution Date occurs.
--------------------------------------------------------------------------------
Optional Clean-up Call:          Under certain conditions as provided for in the
                                 prospectus supplement, the holder of a majority
                                 percentage interest in the Class II-R
                                 Certificate may repurchase each of the mortgage
                                 loans when the aggregate principal balance of
                                 the mortgage loans as of the Cut-off Date is
                                 reduced to 10% of the aggregate principal
                                 balance as of the Cut-off Date.
--------------------------------------------------------------------------------
Registration:                    The Offered Certificates will be available in
                                 book-entry form through DTC.
--------------------------------------------------------------------------------
Denominations:                   The Offered Certificates are issuable in
                                 minimum denominations of an original amount of
                                 $25,000 and multiples of $1 in excess thereof.
--------------------------------------------------------------------------------
Federal Tax Treatment:           The Offered Certificates will represent
                                 "regular interests" in a REMIC and, to a
                                 limited extent, interests in certain basis risk
                                 interest carryover payments, which will be
                                 treated for tax purposes as notional principal
                                 contracts. The tax advice contained in this
                                 term sheet is not intended or written to be
                                 used, and cannot be used, for the purpose of
                                 avoiding U.S. federal, state, or local tax
                                 penalties. This advice is written in connection
                                 with the promotion or marketing by the Issuer
                                 and Depositor of the Offered Certificates. You
                                 should seek advice based on your particular
                                 circumstances from an independent tax advisor.
--------------------------------------------------------------------------------
ERISA Considerations:            The Offered Certificates generally may be
                                 purchased by, on behalf of, or with plan assets
                                 of, a Plan, subject to the considerations set
                                 forth in the prospectus supplement. Plan
                                 fiduciaries should note the additional
                                 representations deemed to be made because of
                                 the Certificate Swap Agreement, which will be
                                 described under "ERISA Considerations" in the
                                 prospectus supplement relating to the Offered
                                 Certificates. In addition, the Pension
                                 Protection Act of 2006 makes significant
                                 changes to ERISA rules relating to prohibited
                                 transactions and plan assets, among other
                                 areas. Potential investors should consult with
                                 their advisors regarding the consequences of
                                 these changes.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SMMEA Eligibility:               The Class II-A, Class II-M-1, Class II-M-2 and
                                 Class II-M-3 Certificates will be "mortgage
                                 related securities" for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984. If your investment activities are subject
                                 to legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the Offered
                                 Certificates. You should consult you own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and sale of the Offered
                                 Certificates.
--------------------------------------------------------------------------------
Class II-A Certificates:         The Class II-A-1A, Class II-A-1B and the Class
                                 II-A-2 Certificates.
--------------------------------------------------------------------------------
Class II-M Certificates:         The Class II-M-1, Class II-M-2, Class II-M-3,
                                 Class II-M-4, Class II-M-5, Class II-M-6, Class
                                 II-M-7, Class II-M-8 and Class II-M-9
                                 Certificates.
--------------------------------------------------------------------------------
Group II Mortgage Loans:         As of the Cut-off Date, approximately
                                 $650,193,225 of mortgage loans.
--------------------------------------------------------------------------------
P&I Advances:                    The Servicer will be obligated to advance, or
                                 cause to be advanced, cash advances with
                                 respect to delinquent payments of principal and
                                 interest on the mortgage loans to the extent
                                 that the Servicer reasonably believes that such
                                 cash advances can be repaid from further
                                 payments of the mortgage loans. These cash
                                 advances are only intended to maintain a
                                 regular flow of scheduled interest and
                                 principal payments on the certificates and are
                                 not intended to guarantee or insure against
                                 losses.
--------------------------------------------------------------------------------
Net Mortgage Rate:               For any mortgage loan, the then applicable
                                 mortgage rate thereon minus the sum of (1) the
                                 Servicing Fee Rate and (2) any lender paid
                                 mortgage insurance premium rate, if applicable.
--------------------------------------------------------------------------------
Servicing Fee:                   With respect to each mortgage loan and any
                                 Distribution Date, the fee payable to the
                                 Servicer in respect of servicing compensation
                                 that accrues at an annual rate equal to the
                                 Servicing Fee Rate multiplied by the stated
                                 principal balance of such mortgage loan as of
                                 the first day of the related Due Period.
--------------------------------------------------------------------------------
Servicing Fee Rate:              The Servicing Rate for each loan will be 0.200%
                                 per annum until each mortgage loan's respective
                                 rate reset date and 0.375% per annum
                                 thereafter.
--------------------------------------------------------------------------------
Accrual Period:                  The period from and including the preceding
                                 Distribution Date (or from the Closing Date
                                 with respect to the first Distribution Date) to
                                 and including the day prior to the current
                                 Distribution Date.
--------------------------------------------------------------------------------
Interest Day Count:              The Trustee will calculate interest on all of
                                 the classes of certificates on an actual/360
                                 basis and the certificates will settle flat.
--------------------------------------------------------------------------------
Credit Support for the           Subordination (includes initial
Certificates:                    overcollateralization):

                                 Initially 16.57% for the Class II-A-1A and
                                 Class II-A-1B Certificates, 7.30% for the Class II-A-2, 5.35% for the Class II-M-1 Certificates, 4.45% for the Class II-M-2 Certificates, 3.75% for the Class II-M-3 Certificates, 3.15% for the Class II-M-4 Certificates, 2.70% for the Class II-M-5 Certificates, 2.35% for the Class II-M-6 Certificates, 2.00% for the Class II-M-7 Certificates, 1.65% for the Class II-M-8 Certificates and 1.30% for the Class II-M-9 Certificates.

                                 o   Overcollateralization ("OC")

                                        >    Initial (% Orig.)         1.30%

                                        >    OC Target (% Orig.)       1.30%

                                        >    OC Floor (% Orig.)        0.50%

                                 o   Excess Spread, which will initially be
                                     equal to approximately 234 bps per annum
                                     (before losses) as of the Cut-off Date, is
                                     expected to be available to cover losses on
                                     all the Certificates and to replenish OC as
                                     needed.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Interest Remittance Amount:      For any Distribution Date is equal to: (a) the
                                 sum, without duplication, of: (1) all scheduled
                                 interest on the mortgage loans due on the
                                 related due date and received by the Servicer
                                 on or prior to the related date of
                                 determination, less the Servicing Fee and any
                                 payments made in respect of premiums on lender
                                 paid mortgage insurance, if applicable, (2) all
                                 interest on prepayments on the mortgage loans,
                                 (3) all advances relating to interest in
                                 respect of the mortgage loans, (4) amounts paid
                                 by the Servicer in respect of Compensating
                                 Interest, (5) the interest portion of
                                 liquidation proceeds, insurance proceeds, and
                                 condemnation proceeds of the mortgage loans
                                 received during the related Prepayment Period
                                 (in each case, net of unreimbursed expenses
                                 incurred in connection with a liquidation or
                                 foreclosure and any unreimbursed advances), and
                                 (6) the interest portion of all proceeds of the
                                 repurchase of mortgage loans during the
                                 preceding calendar month, minus (b) (1) any Net
                                 Swap Payment due to the Certificate Swap
                                 Provider and the amount of any Swap Termination
                                 Payment due to the Certificate Swap Provider
                                 (other than Defaulted Swap Termination
                                 Payments) payable from available funds and (2)
                                 all advances made by the Servicer in respect of
                                 the mortgage loans relating to interest and
                                 certain expenses not reimbursed as of the prior
                                 due date.
--------------------------------------------------------------------------------
Accrued Certificate Interest:    For any Distribution Date and each class of
                                 certificates, interest accrued during the
                                 related accrual period at the then-applicable
                                 Certificate Interest Rate on the related class
                                 certificate balance thereof immediately prior
                                 to such Distribution Date, as reduced by that
                                 class's share of net prepayment interest
                                 shortfalls and any shortfalls resulting from
                                 the application of the Servicemembers Civil
                                 Relief Act or any similar state statute.
--------------------------------------------------------------------------------
Certificate Interest Rate:       The Certificate Interest Rate for each class of
                                 Offered Certificates, with the exception of the Class II-A-1B Certificates, will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii) the Group II
                                 Loan Cap.

                                 The Certificate Interest Rate for the Class
                                 II-A-1B Certificates will be (A) for so long as the Cap Agreement with respect to the Class II-A-1B Certificates is in effect, a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin and (ii) the Group II Loan Cap and (B) if the Cap Agreement with respect to the Class II-A-1B Certificates is not in effect, a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin (which margin includes the Cap Fee Rate payable to the Balance Guaranteed Cap Counterparty under the Cap Agreement) and (ii) the Group II Loan Cap.

                                 The Class II-A-1B Certificates benefit from the Cap Agreement, if in effect, which provides payments to the Class II-A-1B Certificates, if needed in order to make the certificates not subject to the Class II-A-1B Certificates Rate Cap. Because of the effect of the Cap Agreement on the Class II-A-1B Certificates, the Class II-A-1B Certificates are called "uncapped LIBOR floaters."

                                 Beginning on the first Distribution Date after
                                 the first possible Optional Clean-up Call, the
                                 margin for the Class II-A Certificates will
                                 increase to 2.0 times the original applicable
                                 margin and the margin for the Class II-M
                                 Certificates will increase to 1.5 times the
                                 original margin.
--------------------------------------------------------------------------------
Compensating Interest:           With respect to any Distribution Date and any
                                 mortgage loan that was subject to a principal
                                 prepayment in full or in part during the
                                 related Prepayment Period, which principal
                                 prepayment was applied to such mortgage loan
                                 prior to such mortgage loan's due date during
                                 such Prepayment Period, the lesser of (x) the
                                 amount of interest that would have accrued on
                                 the amount of such principal prepayment during
                                 the period commencing on the date as of which
                                 such principal prepayment was applied to such
                                 mortgage loan and ending on the day immediately
                                 preceding such Due Date, inclusive and (y) an
                                 amount equal to one half of the lesser of (1)
                                 the Servicing Fee payable to the Servicer for
                                 the prior Due Period and (2) the aggregate
                                 Servicing Fee actually received by the Servicer
                                 for the prior Due Period.
--------------------------------------------------------------------------------
Principal Remittance Amount:     For any Distribution Date, the sum of (a) the
                                 principal portion of all scheduled monthly
                                 payments on the mortgage loans on the related
                                 due date or received by the Servicer on or
                                 prior to the Servicer remittance date or
                                 advanced by the Servicer for the Servicer
                                 remittance date, (b) the principal portion of
                                 all proceeds of the repurchase of mortgage
                                 loans during the preceding calendar month; and
                                 (c) the principal portion of all other
                                 unscheduled collections received during the
                                 preceding calendar month in respect of the
                                 mortgage loans, including, without limitation,
                                 the principal portion of liquidation proceeds,
                                 insurance proceeds and condemnation proceeds of
                                 the mortgage loans received during the
                                 Prepayment Period (in each case, net of
                                 unreimbursed expenses incurred in connection
                                 with a liquidation or foreclosure and any
                                 unreimbursed advances).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Overcollateralization Amount:    For any Distribution Date, the amount, if any,
                                 by which (i) the aggregate principal balance of
                                 the mortgage loans (after giving effect to
                                 scheduled payments of principal due during the
                                 related Due Period, to the extent received or
                                 advanced, and unscheduled collections of
                                 principal received during the related
                                 Prepayment Period, after taking into account
                                 any Realized Losses on the mortgage loans
                                 incurred during the related Prepayment Period),
                                 exceeds (ii) the aggregate class certificate
                                 balance of the Offered Certificates as of such
                                 Distribution Date.
--------------------------------------------------------------------------------
Senior Enhancement Percentage:   For any Distribution Date, the percentage
                                 obtained by dividing (x) the sum of (i) the
                                 aggregate class certificate balance of the
                                 Class II-M Certificates and (ii) the
                                 Overcollateralization Amount (after taking into
                                 account the distributions of the Principal
                                 Remittance Amount for that Distribution Date)
                                 by (y) the aggregate principal balance of the
                                 mortgage loans for that Distribution Date.
--------------------------------------------------------------------------------
Senior Specified Enhancement     14.60%
Percentage:
--------------------------------------------------------------------------------
Interest Carryforward Amount:    With respect to each class of Offered
                                 Certificates and each Distribution Date, is the
                                 excess of: (a) Accrued Certificate Interest for
                                 such class with respect to prior Distribution
                                 Dates, over (b) the amount actually distributed
                                 to such class with respect to interest on prior
                                 Distribution Dates.
--------------------------------------------------------------------------------
Stepdown Date:                   The earlier to occur of (a) the Distribution
                                 Date immediately following the Distribution
                                 Date on which the aggregate class certificate
                                 balance of the Class II-A Certificates has been
                                 reduced to zero and (b) the later to occur of
                                 (i) the distribution date in June 2010 and (ii)
                                 the first distribution date on which the Senior
                                 Enhancement Percentage for the Class II-A
                                 Certificates (calculated for this purpose only
                                 after taking into account payments of principal
                                 applied to reduce the stated principal balance
                                 of the mortgage loans for that Distribution
                                 Date but prior to any application of principal
                                 payments to the Certificates) is greater than
                                 or equal to the Senior Specified Enhancement
                                 Percentage.
--------------------------------------------------------------------------------
Trigger Event:                   A "Trigger Event," with respect to each
                                 Distribution Date, exists if the three-month
                                 rolling average of the percent equal to the sum
                                 of the aggregate principal balance of the
                                 mortgage loans that are 60 days or more
                                 delinquent or are in bankruptcy or foreclosure
                                 or are REO properties over the sum of the
                                 aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period, equals or exceeds the product of 40.00%
                                 and the Senior Enhancement Percentage or if the
                                 Cumulative Loss Test has been violated.
--------------------------------------------------------------------------------
Overcollateralization Floor:     An amount equal to 0.50% of the aggregate
                                 principal balance of the mortgage loans as of
                                 the Cut-off Date.
--------------------------------------------------------------------------------
Overcollateralization Target     The initial OC level for the Offered
Amount:                          Certificates will equal approximately 1.30% of
                                 the Cut-off Date unpaid principal balance of
                                 the mortgage loans. The Overcollateralization
                                 Target Amount for the Offered Certificates will
                                 equal (i) prior to the Stepdown Date 1.30% of
                                 the Cut-off Date unpaid principal balance of
                                 the mortgage loans, (ii) on or after the
                                 Stepdown Date, if there is no Trigger Event in
                                 effect, the greater of (a) 2.60% of the unpaid
                                 principal balance of the mortgage loans (after
                                 taking into account principal received on the
                                 mortgage loans that is distributed on that
                                 Distribution Date) and (b) the
                                 Overcollateralization Floor and (iii) on or
                                 after the Stepdown Date, if a Trigger Event is
                                 in effect, the Overcollateralization Target
                                 Amount for the prior Distribution Date. On or
                                 after the date on which the aggregate class
                                 certificate balance of the Offered Certificates
                                 has been reduced to zero, the
                                 Overcollateralization Target Amount will equal
                                 zero.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Cumulative Loss Test:            The Cumulative Loss Test is violated on any
                                 Distribution Date if the aggregate amount of Realized Losses incurred on the mortgage loans since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

                           Distribution Date:                Percentage:
                           ------------------                -----------
                           June 2009 through May 2010:       0.25% with respect to June 2009, plus an additional 1/12th of 0.40%
                                                             for each month thereafter through May 2010.

                           June 2010 through May 2011:       0.55% with respect to June 2010, plus an additional 1/12th of 0.25%
                                                             for each month thereafter through May 2011.

                           June 2011 through May 2012:       0.95% with respect to June 2011 through May 2012.

                           June 2012 through May 2013:       1.40% with respect to June 2012, plus an additional 1/12th of 0.25%
                                                             for each month thereafter through May 2013.

                           June 2013 and thereafter:         1.65% with respect to June 2013 and thereafter.

--------------------------------------------------------------------------------
Priority of Payments:            Payments on the Certificates will be made on
                                 the 25th day of each month (or the next
                                 business day thereafter). The Interest
                                 Remittance Amount will be distributed according to the following priority:

                                 Interest Payments:

                                 1.  Concurrently, on a pro rata basis based
                                     upon their respective entitlements, to the holders of the Class II-A Certificates as follows:

                                       (a) to the holders of the Class II-A-1A
                                 any related Accrued Certificate Interest and any unpaid Interest Carryforward Amounts for such class, as applicable;

                                       (b) to the holders of the Class II-A-1B
                                 Certificates and the Cap Provider (which amount shall be payable solely from the additional interest margin, of interest that would have otherwise been payable to the Class II-A-1B Certificates on such Distribution Date had the Cap Agreement not been in effect, and will not be payable from any other funds in the trust), any related Accrued Certificate Interest and any unpaid Interest Carryforward Amounts for such class, as applicable;

                                       (c) to the holders of the Class II-A-2
                                 any related Accrued Certificate Interest and any unpaid Interest Carryforward Amounts for such class, as applicable;

                                 2.  To the holders of the Class II-M-1
                                     Certificates, the Accrued Certificate
                                     Interest for such class;

                                 3.  To the holders of the Class II-M-2
                                     Certificates, the Accrued Certificate
                                     Interest for such class;

                                 4.  To the holders of the Class II-M-3
                                     Certificates, the Accrued Certificate
                                     Interest for such class;

                                 5.  To the holders of the Class II-M-4
                                     Certificates, the Accrued Certificate
                                     Interest for such class;

                                 6.  To the holders of the Class II-M-5
                                     Certificates, the Accrued Certificate
                                     Interest for such class;

                                 7.  To the holders of the Class II-M-6
                                     Certificates, the Accrued Certificate
                                     Interest for such class; and

                                 8.  To the holders of the Class II-M-7
                                     Certificates, the Accrued Certificate
                                     Interest for such class;

                                 9.  To the holders of the Class II-M-8
                                     Certificates, the Accrued Certificate
                                     Interest for such class;

                                 10. To the holders of the Class II-M-9
                                     Certificates, the Accrued Certificate
                                     Interest for such class; and

                                 11. Any remainder to be included as Net Monthly
                                     Excess Cashflow as described below.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Priority of Payments (cont.):    Principal Distributions:

                                 Prior to the Stepdown Date or on a Distribution Date on which a Trigger Event is in effect, the Principal Remittance Amount will be distributed according to the following priority:

                                 1.  To the extent that interest funds are
                                     insufficient, any additional amounts
                                     necessary to make a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Defaulted Swap Termination Payment) due to the Certificate Swap Provider;

                                 2. To the holders of the Class II-A-1A, Class II-A-1B and Class II-A-2 Certificates, pro rata based on class certificate balances, until the class certificate balance of each such class has been reduced to zero;

                                 3. To the holders of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, sequentially in that order, until the class certificate balance of each such class has been reduced to zero; and

                                 4. Any remainder to be included as part of Net Monthly Excess Cashflow as described below.

                                 On or after the Stepdown Date and on a
                                 Distribution Date on which a Trigger Event is not in effect, the Principal Remittance Amount will be distributed according to the following priority:

                                 1.  To the extent that interest funds are
                                     insufficient, any additional amounts
                                     necessary to make a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Defaulted Swap Termination Payment) due to the Certificate Swap Provider;

                                 2.  The Class II-A Principal Distribution
                                     Amount, pro rata based on class certificate balances, to the holders of the Class II-A-1A, Class II-A-1B and Class II-A-2 Certificates, until the class certificate balance of each such class has been reduced to zero;

                                 3.  To the holders of the Class II-M-1
                                     Certificates, the Class II-M-1 Principal
                                     Distribution Amount until the class
                                     certificate balance of such class has been reduced to zero;

                                 4.  To the holders of the Class II-M-2
                                     Certificates, the Class II-M-2 Principal
                                     Distribution Amount until the class
                                     certificate balance of such class has been reduced to zero;

                                 5.  To the holders of the Class II-M-3
                                     Certificates, the Class II-M-3 Principal
                                     Distribution Amount until the class
                                     certificate balance of such class has been reduced to zero;

                                 6.  To the holders of the Class II-M-4
                                     Certificates, the Class II-M-4 Principal
                                     Distribution Amount until the class
                                     certificate balance of such class has been reduced to zero;

                                 7.  To the holders of the Class II-M-5
                                     Certificates, the Class II-M-5 Principal
                                     Distribution Amount until the class
                                     certificate balance of such class has been reduced to zero;

                                 8.  To the holders of the Class II-M-6
                                     Certificates, the Class II-M-6 Principal
                                     Distribution Amount until the class
                                     certificate balance of such class has been reduced to zero; and

                                 9.  To the holders of the Class II-M-7
                                     Certificates, the Class II-M-7 Principal
                                     Distribution Amount until the class
                                     certificate balance of such class has been reduced to zero;

                                 10. To the holders of the Class II-M-8
                                     Certificates, the Class II-M-8 Principal
                                     Distribution Amount until the class
                                     certificate balance of such class has been reduced to zero;

                                 11. To the holders of the Class II-M-9
                                     Certificates, the Class II-M-9 Principal
                                     Distribution Amount until the class
                                     certificate balance of such class has been reduced to zero; and

                                 12. Any remainder to be included as part of Net
                                     Monthly Excess Cashflow as described below.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Priority of Payments (cont.):    Net Monthly Excess Cashflow:

                                 With respect to any Distribution Date, any Net Monthly Excess Cashflow will be distributed according to the following priority:

                                 1.  To the Class II-A and Class II-M
                                     Certificates then entitled to receive
                                     distributions in respect of principal, in an amount necessary to make the Overcollateralization Amount equal to the Overcollateralization Target Amount, payable to such classes of certificates in the same priority as the Principal Remittance Amount as described under "Principal Distributions" above;

                                 2.  Sequentially, to the Class II-M-1, Class
                                     II-M-2, Class II-M-3, Class II-M-4, Class
                                     II-M-5, Class II-M-6, Class II-M-7, Class
                                     II-M-8 and Class II-M-9 Certificates, in that order, in each case in an amount equal to any Interest Carryforward Amount for each such class;

                                 3. Among the Class II-A Certificates, first, pro rata to the Class II-A-1A and Class II-A-1B Certificates and then to the Class II-A-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

                                 4.  Sequentially, to the Class II-M-1, Class
                                     II-M-2, Class II-M-3, Class II-M-4, Class
                                     II-M-5, Class II-M-6, Class II-M-7, Class
                                     II-M-8 and Class II-M-9 Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class;

                                 5. Pro rata, to the Class II-A Certificates, first, based on their respective class certificate balance only with respect to the Class II-A Certificates with an outstanding Net Rate Carryover and then based on their respective remaining Net Rate Carryover amount; provided, that any Net Rate Carryover allocable to the Class II-A-1B Certificates under this clause (5), will be paid to the Balance Guaranteed Cap Counterparty to the extent any payments will be made by the Balance Guaranteed Cap Counterparty under the Cap Agreement on such Distribution Date and amounts not previously reimbursed plus any outstanding Cap Fee Carryover Amounts;

                                 6.  Sequentially, to the Class II-M-1, Class
                                     II-M-2, Class II-M-3, Class II-M-4, Class
                                     II-M-5, Class II-M-6, Class II-M-7, Class
                                     II-M-8 and Class II-M-9 Certificates, in that order, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

                                 7. To the Certificate Swap Account, the amount of any Defaulted Swap Termination Payment due to the Certificate Swap Provider under the Certificate Swap Agreement; and

                                 8.  To fund distributions to the holders of the
                                     Class II-CE and II-R Certificates in each
                                     case in the amounts specified in the
                                     pooling and servicing agreement.
--------------------------------------------------------------------------------
Net Rate Carryover:              If on any Distribution Date, the Certificate
                                 Interest Rate for any class of Offered
                                 Certificates is based upon the Group II Loan
                                 Cap, the sum of (x) the excess of (i) the
                                 amount of Accrued Certificate Interest that
                                 would otherwise have been distributable on that
                                 Distribution Date had the Certificate Interest
                                 Rate (for the Class II-A-1B, the Certificate
                                 Interest Rate is equal to the Certificate
                                 Interest Rate when the Cap Agreement is not in
                                 effect) not been subject to the Group II Loan
                                 Cap, over (ii) the amount of Accrued
                                 Certificate Interest distributable on such
                                 class of certificates on that Distribution Date
                                 based on the Group II Loan Cap, and (y) the
                                 unpaid portion of any such excess described in
                                 clause (x) from prior Distribution Dates (and
                                 related accrued interest at the then applicable
                                 Certificate Interest Rate on that class of
                                 certificates (for the Class II-A-1B, the
                                 Certificate Interest Rate is equal to the
                                 Certificate Interest Rate when the Cap
                                 Agreement is not in effect), without giving
                                 effect to the Group II Loan Cap) is the "Net
                                 Rate Carryover" on those classes of
                                 certificates.
--------------------------------------------------------------------------------
Group II Loan Cap:               Product of:

                                    (i)  (a) the weighted average of the net
                                         mortgage rates for the Group II
                                         Mortgage Loans then in effect on the
                                         beginning of the related Due Period,
                                         minus (b) the product of (x) the Net
                                         Swap Payment plus any Swap Termination
                                         Payment (other than a Defaulted Swap
                                         Termination Payment) made to the Swap
                                         Provider, if any, from available funds
                                         expressed as a percentage, equal to a
                                         fraction, the numerator of which is
                                         equal to the Net Swap Payment plus any
                                         Swap Termination Payment (other than a
                                         Defaulted Swap Termination Payment)
                                         made to the Swap Provider from
                                         available funds and the denominator of
                                         which is equal to the aggregate
                                         principal balance of the Group II
                                         Mortgage Loans and (y) 12.

                                    (ii) a fraction, the numerator of which is
                                         30 and the denominator of which is the
                                         actual number of days in the related
                                         Interest Accrual Period.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class II-A Principal             The Class II-A Principal Distribution Amount is
Distribution Amount:             an amount equal to the excess, if any, of (x)
                                 the aggregate class certificate balance of the
                                 Class II-A Certificates immediately prior to
                                 such Distribution Date over (y) the lesser of
                                 (A) the product of (i) 85.40% and (ii) the
                                 principal balance of the mortgage loans as of
                                 the last day of the related Due Period and (B)
                                 the aggregate principal balance of the mortgage
                                 loans as of the last day of the Due Period
                                 minus the Overcollateralization Floor.
--------------------------------------------------------------------------------
Class II-M-1 Principal           The Class II-M-1 Principal Distribution Amount
Distribution Amount:             is an amount equal to the excess, if any, of
                                 (x) the sum of (i) the aggregate class
                                 certificate balance of the Class II-A
                                 Certificates (after taking into account the
                                 payment of the Class II-A Principal
                                 Distribution Amount) and (ii) the class
                                 certificate balance of the Class II-M-1
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A)
                                 the product of (i) 89.30% and (ii) the
                                 principal balance of the mortgage loans as of
                                 the last day of the related Due Period and (B)
                                 the aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period minus the Overcollateralization Floor.
--------------------------------------------------------------------------------
Class II-M-2 Principal           The Class II-M-2 Principal Distribution Amount
Distribution Amount:             is an amount equal to the excess, if any, of
                                 (x) the sum of (i) the aggregate class
                                 certificate balance of the Class II-A and Class
                                 II-M-1 Certificates (after taking into account
                                 the payment of the Class II-A and Class II-M-1
                                 Principal Distribution Amount) and (ii) the
                                 class certificate balance of the Class II-M-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A)
                                 the product of (i) 91.10% and (ii) the
                                 aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period and (B) the aggregate principal balance
                                 of the mortgage loans as of the last day of the
                                 related Due Period minus the
                                 Overcollateralization Floor.
--------------------------------------------------------------------------------
Class II-M-3 Principal           The Class II-M-3 Principal Distribution Amount
Distribution Amount:             is an amount equal to the excess, if any, of
                                 (x) the sum of (i) the aggregate class
                                 certificate balance of the Class II-A, Class
                                 II-M-1 and Class II-M-2 Certificates (after
                                 taking into account the payment of the Class
                                 II-A, Class II-M-1 and Class II-M-2 Principal
                                 Distribution Amount) and (ii) the class
                                 certificate balance of the Class II-M-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A)
                                 the product of (i) 92.50% and (ii) the
                                 aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period and (B) the aggregate principal balance
                                 of the mortgage loans as of the last day of the
                                 related Due Period minus the
                                 Overcollateralization Floor.
--------------------------------------------------------------------------------
Class II-M-4 Principal           The Class II-M-4 Principal Distribution Amount
Distribution Amount:             is an amount equal to the excess, if any, of
                                 (x) the sum of (i) the aggregate class
                                 certificate balance of the Class II-A, Class
                                 II-M-1, Class II-M-2 and Class II-M-3
                                 Certificates (after taking into account the
                                 payment of the Class II-A, Class II-M-1, Class
                                 II-M-2 and Class II-M-3 Principal Distribution
                                 Amount) and (ii) the class certificate balance
                                 of the Class II-M-4 Certificates immediately
                                 prior to such Distribution Date over (y) the
                                 lesser of (A) the product of (i) 93.70% and
                                 (ii) the aggregate principal balance of the
                                 mortgage loans as of the last day of the
                                 related Due Period and (B) the aggregate
                                 principal balance of the related mortgage loans
                                 as of the last day of the related Due Period
                                 minus the Overcollateralization Floor.
--------------------------------------------------------------------------------
Class II-M-5 Principal           The Class II-M-5 Principal Distribution Amount
Distribution Amount:             is an amount equal to the excess, if any, of
                                 (x) the sum of (i) the aggregate class
                                 certificate balance of the Class II-A, Class
                                 II-M-1, Class II-M-2, Class II-M-3 and Class
                                 II-M-4 Certificates (after taking into account
                                 the payment of the Class II-A, Class II-M-1,
                                 Class II-M-2, Class II-M-3 and Class II-M-4
                                 Principal Distribution Amount) and (ii) the
                                 class certificate balance of the Class II-M-5
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A)
                                 the product of (i) 94.60% and (ii) the
                                 aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period and (B) the aggregate principal balance
                                 of the related mortgage loans as of the last
                                 day of the related Due Period minus the
                                 Overcollateralization Floor.
--------------------------------------------------------------------------------
Class II-M-6 Principal           The Class II-M-6 Principal Distribution Amount
Distribution Amount:             is an amount equal to the excess, if any, of
                                 (x) the sum of (i) the aggregate class
                                 certificate balance of the Class II-A, Class
                                 II-M-1, Class II-M-2, Class II-M-3, Class
                                 II-M-4 and Class II-M-5 Certificates (after
                                 taking into account the payment of the Class
                                 II-A, Class II-M-1, Class II-M-2, Class II-M-3,
                                 Class II-M-4 and Class II-M-5 Principal
                                 Distribution Amount) and (ii) the class
                                 certificate balance of the Class II-M-6
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A)
                                 the product of (i) 95.30% and (ii) the
                                 aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period and (B) the aggregate principal balance
                                 of the related mortgage loans as of the last
                                 day of the related Due Period minus the
                                 Overcollateralization Floor.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class II-M-7 Principal           The Class II-M-7 Principal Distribution Amount
Distribution Amount:             is an amount equal to the excess, if any, of
                                 (x) the sum of (i) the aggregate class
                                 certificate balance of the Class II-A, Class
                                 II-M-1, Class II-M-2, Class II-M-3, Class
                                 II-M-4, Class II-M-5 and Class II-M-6
                                 Certificates (after taking into account the
                                 payment of the Class II-A, Class II-M-1, Class
                                 II-M-2, Class II-M-3, Class II-M-4, Class
                                 II-M-5 and Class II-M-6 Principal Distribution
                                 Amount) and (ii) the class certificate balance
                                 of the Class II-M-7 Certificates immediately
                                 prior to such Distribution Date over (y) the
                                 lesser of (A) the product of (i) 96.00% and
                                 (ii) the aggregate principal balance of the
                                 mortgage loans as of the last day of the
                                 related Due Period and (B) the aggregate
                                 principal balance of the related mortgage loans
                                 as of the last day of the related Due Period
                                 minus the Overcollateralization Floor.
--------------------------------------------------------------------------------
Class II-M-8 Principal           The Class II-M-8 Principal Distribution Amount
Distribution Amount:             is an amount equal to the excess, if any, of
                                 (x) the sum of (i) the aggregate class
                                 certificate balance of the Class II-A, Class
                                 II-M-1, Class II-M-2, Class II-M-3, Class
                                 II-M-4, Class II-M-5, Class II-M-6 and Class
                                 II-M-7 Certificates (after taking into account
                                 the payment of the Class II-A, Class II-M-1,
                                 Class II-M-2, Class II-M-3, Class II-M-4, Class
                                 II-M-5, Class II-M-6 and Class II-M-7 Principal
                                 Distribution Amount) and (ii) the class
                                 certificate balance of the Class II-M-8
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A)
                                 the product of (i) 96.70% and (ii) the
                                 aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period and (B) the aggregate principal balance
                                 of the related mortgage loans as of the last
                                 day of the related Due Period minus the
                                 Overcollateralization Floor.
--------------------------------------------------------------------------------
Class II-M-9 Principal           The Class II-M-9 Principal Distribution Amount
Distribution Amount:             is an amount equal to the excess, if any, of
                                 (x) the sum of (i) the aggregate class
                                 certificate balance of the Class II-A, Class
                                 II-M-1, Class II-M-2, Class II-M-3, Class
                                 II-M-4, Class II-M-5, Class II-M-6, Class
                                 II-M-7 and Class II-M-8 Certificates (after
                                 taking into account the payment of the Class
                                 II-A, Class II-M-1, Class II-M-2, Class II-M-3,
                                 Class II-M-4, Class II-M-5, Class II-M-6, Class
                                 II-M-7 and Class II-M-8 Principal Distribution
                                 Amount) and (ii) the class certificate balance
                                 of the Class II-M-9 Certificates immediately
                                 prior to such Distribution Date over (y) the
                                 lesser of (A) the product of (i) 97.40% and
                                 (ii) the aggregate principal balance of the
                                 mortgage loans as of the last day of the
                                 related Due Period and (B) the aggregate
                                 principal balance of the related mortgage loans
                                 as of the last day of the related Due Period
                                 minus the Overcollateralization Floor.
--------------------------------------------------------------------------------
Realized Losses:                 With respect to any Distribution Date and any
                                 defaulted mortgage loan, the excess of the
                                 Stated Principal Balance of such defaulted
                                 mortgage loan over the liquidation proceeds
                                 allocated to principal that have been received
                                 with respect to such mortgage loan on or at any
                                 time prior to the Due Period after such
                                 mortgage loan has been liquidated.
--------------------------------------------------------------------------------
Allocation of Losses:            After the credit enhancement provided by excess
                                 cashflow and overcollateralization (if any) and
                                 interest rate support provided by Net Swap
                                 Payments paid to the trust have been exhausted,
                                 collections otherwise payable to the Class II-M
                                 Certificates will comprise the sole source of
                                 funds from which credit enhancement is provided
                                 to the Class II-A Certificates. Realized losses
                                 are allocated to the Class II-M Certificates,
                                 beginning with the Class II-M Certificates with
                                 the lowest distribution priority, until the
                                 class certificate balance of the Class II-M
                                 Certificates has been reduced to zero. If the
                                 aggregate class certificate balance of the
                                 Class II-M Certificates is reduced to zero, any
                                 realized losses will be allocated first to the
                                 Class II-A-2 Certificates and then pro rata to
                                 the Class II-A-1A and Class II-A-1B
                                 Certificates.
--------------------------------------------------------------------------------
Applied Realized Loss Amounts:   If on any Distribution Date, after giving
                                 effect to the distributions described above, the aggregate class certificate balance of the Offered Certificates exceeds the aggregate principal balance of the mortgage loans, the amount of such excess will be applied to reduce the class certificate balances of the Class
                                 II-M-9, Class II-M-8, Class II-M-7, Class
                                 II-M-6, Class II-M-5, Class II-M-4, Class
                                 II-M-3, Class II-M-2 and Class II-M-1
                                 Certificates, sequentially in that order, in each case until the class certificate balance of such class has been reduced to zero. After the class certificate balances of the Class
                                 II-M certificates have been reduced to zero, if the aggregate class certificate balance of the Class II-A certificates exceeds the aggregate principal balance of the mortgage loans, the amount of such excess will be applied to reduce the class certificate balances of the Class
                                 II-A Certificates in the following order:
                                 realized losses are allocated first to the Class II-A-2 Certificates and then pro rata to the Class II-A-1A and Class II-A-1B
                                 Certificates. Any such reduction described in this paragraph is an "Applied Realized Loss
                                 Amount."

                                 Interest on any class of certificates, the
                                 class certificate balance of which has been
                                 reduced through the application of Applied
                                 Realized Loss Amounts as described above, will accrue for the related class of certificates on the class certificate balance as so reduced unless the class certificate balance is subsequently increased due to the allocation of subsequent recoveries to the class certificate balance of such class as is further described in "Priority of Payments - Net Monthly Excess Cashflow" above.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Unpaid Realized Loss Amount:     For any class of certificates, (x) the portion
                                 of the aggregate Applied Realized Loss Amount
                                 previously allocated to that class remaining
                                 unpaid from prior Distribution Dates minus (y)
                                 any increase in the class certificate balance
                                 of that class due to the allocation of
                                 Subsequent Recoveries to the class certificate
                                 balance of that class.
--------------------------------------------------------------------------------
Subsequent Recoveries:           Unexpected recoveries received after the
                                 determination by the Servicer that it has
                                 received all proceeds it expects to receive,
                                 with respect to the liquidation of a mortgage
                                 loan that resulted in a Realized Loss (other
                                 than the amount of such net recoveries
                                 representing any profit realized by the
                                 Servicer in connection with the liquidation of
                                 any mortgage loan and net of reimbursable
                                 expenses) in a month prior to the month of the
                                 receipt of such recoveries.
--------------------------------------------------------------------------------
Certificate Swap Agreement:      On or before the closing date, the trust will
                                 enter into an interest rate swap agreement with Barclays Bank PLC, as Certificate Swap
                                 Provider. The trustee will be appointed to receive and distribute funds on behalf of the trust, pursuant to the Certificate Swap
                                 Agreement, and an account will be established to deposit funds so received ("Certificate Swap
                                 Account"). On each payment date, the trustee, on behalf of the trust will be obligated to make fixed payments under the Certificate Swap
                                 Agreement at a rate of 5.10 % (1) per annum and the Certificate Swap Provider will be obligated to make floating payments at one-month LIBOR
                                 (as determined pursuant to the related
                                 Certificate Swap Agreement), in each case calculated on a notional amount equal to the applicable scheduled notional amount for the related payment date, adjusted to a monthly basis. With respect to each payment date, only the net amount of the two obligations will be paid by the appropriate party ("Net Swap
                                 Payment").

                                 To the extent that a fixed payment exceeds a floating payment on any payment date, amounts otherwise available to certificateholders will be applied to make a Net Swap Payment to the Certificate Swap Provider, and to the extent that a floating payment exceeds a fixed payment on any payment date, the Certificate Swap Provider will owe a Net Swap Payment to the trust. Any net amounts received by the trust under the Certificate Swap Agreement will be deposited in the Certificate Swap Account and applied to make payments as described in "Distributions from the Certificate Swap Account" below. The Certificate Swap Agreement will provide only temporary, limited protection against upward movements in One-Month LIBOR, and, to the extent described in this term sheet, may diminish the amount of basis risk shortfalls experienced by the Certificates during the periods the Certificate Swap Agreement is in effect, as specified in the Certificate Swap Agreement.

                                 Upon early termination of either of the
                                 Certificate Swap Agreement, the trust, or the Certificate Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party has caused the termination). A Swap Termination Payment will be computed in accordance with the procedures set forth in the Certificate Swap Agreement (any such payment, a "Swap Termination Payment"). In the event that the trust is required to make a Swap Termination Payment to the Certificate Swap Provider, such amount (to the extent not paid by the trustee from any upfront payment received pursuant to any replacement Certificate Swap Agreement that may be entered into by the trust) will be paid by the trust on the related payment date and on any subsequent payment dates until paid in full, prior to any distribution to the certificateholders, except for certain Swap Termination Payment resulting from an event of default or certain termination events with respect to the Certificate Swap Provider as will be further described in the prospectus supplement (a "Defaulted Swap Termination Payment"), for which payments by the trust to the Certificate Swap Provider will be subordinated to all distributions to the certificateholders.

                                 (1) The swap rate may be adjusted by a multiple from 0.98 to 1.02 based on the final collateral pool.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Distributions from the           On or prior to each Distribution Date,
Certificate Swap Account:        following the distributions of Net Monthly
                                 Excess Cashflow described under "Priority of Payments - Net Monthly Excess Cashflow" above, the trustee shall distribute any amounts on deposit in the Certificate Swap Account in the following amounts and order of priority:

                                 1. to the Certificate Swap Provider, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Certificate Swap Provider for that Distribution Date (to the extent not previously paid by a replacement swap provider);

                                 2.  concurrently to the holders of the Class
                                     II-A Certificates, pro rata based on their respective entitlements, any remaining Accrued Certificate Interest and Interest Carryforward Amount;

                                 3. sequentially, to the holders of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, in that order, in each case in an amount equal to any remaining Accrued Certificate Interest and Interest Carryforward Amount for such class;

                                 4. concurrently, to the holders of the Class II-A Certificates, first, pro rata based on their respective class certificate balance only with respect to the Class II-A Certificates with an outstanding Net Rate Carryover and then pro rata based on their respective remaining Net Rate Carryover amount, provided, that any Net Rate Carryover allocable to the Class II-A-1B Certificates under this clause (5), will be paid to the Balance Guaranteed Cap Counterparty to the extent any payments will be made by the Balance Guaranteed Cap Counterparty under the Cap Agreement on such Distribution Date and amounts not previously reimbursed plus any outstanding Cap Fee Carryover Amounts;

                                 5. sequentially, to the holders of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, in that order, to the extent needed to pay any remaining Net Rate Carryover for each such class;

                                 6.  to the extent not paid from available
                                     funds, from the Certificate Swap Account, to pay any principal on the Class II-A Certificates and on the Class II-M Certificates, in accordance with the principal payment provisions described above (under "Priority of Payments - Principal Distributions") in an amount necessary to restore the applicable Overcollateralization Target Amount as a result of current or prior Realized Losses not previously reimbursed;

                                 7. Among the Class II-A Certificates, first pro rata to the Class II-A-1A and Class II-A-1B and then to the Class II-A-2, in an amount equal to the Unpaid Realized Loss Amount for such class;

                                 8. sequentially, to the holders of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class;

                                 9.  to the Certificate Swap Provider, any
                                     Defaulted Swap Termination Payment owed to the Certificate Swap Provider for that Distribution Date; and

                                 10. to the holders of the Class II-CE
                                     Certificates, any remaining amounts.

                                 Following the distributions of amounts in the
                                 Certificate Swap Account pursuant to the
                                 priorities set forth above, the trustee will
                                 distribute any remaining amount on deposit in
                                 the Certificate Swap Account to the Certificate
                                 Swap Provider, only to the extent necessary to
                                 cover any Swap Termination Payment under the
                                 Certificate Swap Agreement due to a Defaulted
                                 Swap Termination Payment payable to the Swap
                                 Counterparty with respect to such Distribution
                                 Date.
--------------------------------------------------------------------------------
Certificate Swap Provider:       Barclays Bank PLC ("Barclays").
--------------------------------------------------------------------------------
Balance Guaranteed Cap           Barclays Bank PLC ("Barclays Bank") is a bank
Counterparty:                    authorized and regulated by the United
                                 Kingdom's Financial Services Authority and is a
                                 member of the London Stock Exchange. Barclays
                                 Bank engages in derivative transactions in a
                                 variety of markets. As of the date hereof,
                                 Barclays Bank is rated AA+ by Fitch Ratings
                                 Inc., AA by S&P and Aa1 by Moody's.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Cap Agreement:                   On or before the closing date, the trust will
                                 enter into a Cap Agreement with Barclays Bank, as Balance Guaranteed Cap Counterparty. The trustee will be appointed to receive and distribute funds on behalf of the trust, pursuant to the Cap Agreement. For so long as the Cap Agreement is in effect, on each payment date, the trustee, on behalf of the trust will be obligated to make a payment under the Cap
                                 Agreement equal to the product of (i) the class certificate balance for the Class II-A-1B
                                 Certificates for such Distribution Date, (ii) the Cap Fee Rate (which product is calculated on an actual/360 basis), and the Balance
                                 Guaranteed Cap Counterparty will be obligated to make a payment to the trust solely for the benefit of the Class II-A-1B Certificates equal to the product of (x) the class certificate balance for the Class II-A-1B Certificates for such Distribution Date and (y) a per annum rate equal to the excess if any of (i) one-month
                                 LIBOR plus the margin applicable when the Cap
                                 Agreement is in effect, over (ii) the Group II
                                 Loan Cap (which product is calculated on an actual/360 basis).

                                 Any payment made by the Balance Guaranteed Cap Counterparty to the trust under the Cap Agreement for any Distribution Date will be payable to the Class II-A-1B Certificates on such Distribution Date prior to application of funds being allocated under "Net Excess Cash Flow" and "Distributions from the Certificate Swap Account."

                                 For so long as the Cap Agreement is in effect, the effect of the Cap Agreement is to make the Class II-A-1B Certificates not subject to the Group II Loan Cap. Because of the effect of the Cap Agreement on the Class II-A-1B Certificates, the Class II-A-1B Certificates are called "uncapped LIBOR floaters."

                                 The Balance Guaranteed Cap Agreement will not
                                 cover any credit related interest losses on the
                                 Mortgage Loans, prepayment interest shortfalls
                                 or any shortfalls resulting from the
                                 application of the Servicemembers Civil Relief
                                 Act or any similar state statute.
--------------------------------------------------------------------------------
Cap Fee Rate:                    Per annum rate payable to the Balance
                                 Guaranteed Cap Counterparty equal to the lesser
                                 of (i) [ ]% (or 2 times such rate on or after
                                 the Distribution Date after the first possible
                                 Option Clean-up Call) and (ii) the Maximum Cap
                                 Fee.
--------------------------------------------------------------------------------
Maximum Cap Fee Rate:            The lesser of (i) the Cap Fee Rate and (ii) the
                                 excess, if any of (a) Group II Loan Cap and (b)
                                 LIBOR plus the related margin on the Class
                                 II-A-1B Certificates if the Cap Agreement is in
                                 effect (or 2 times such rate on or after the
                                 Distribution Date after the first possible
                                 Option Clean-up Call).
--------------------------------------------------------------------------------
Cap Fee Carry Over Amounts       If on any Distribution Date, the Cap Fee Rate
                                 is based upon the Maximum Cap Fee Rate, the sum
                                 of (x) the excess of (i) the amount of cap
                                 payments that would otherwise have been
                                 distributable on that Distribution Date had the
                                 Cap Fee Rate not been subject to the Maximum
                                 Cap Fee Rate, over (ii) the amount of cap
                                 payments distributable on that Distribution
                                 Date based on the Maximum Cap Fee Rate, and (y)
                                 the unpaid portion of any such excess described
                                 in clause (x) from prior Distribution Dates
                                 (and related accrued interest at Cap Fee Rate
                                 on the Class II-A-1B Certificates).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Swap Agreement Balance Schedule
--------------------------------------------------------------------------------

--------------------------------------   ---------------------------------------
Period      Date         Notional (1)    Period      Date          Notional
--------------------------------------   ---------------------------------------
   1     6/ 25/ 2007   $641,740,713.00      43    12/ 25/ 2010   $233,528,458.90
   2     7/ 25/ 2007   $631,496,382.53      44     1/ 25/ 2011   $227,899,413.47
   3     8/ 25/ 2007   $616,417,199.91      45     2/ 25/ 2011   $222,404,080.74
   4     9/ 25/ 2007   $601,696,009.69      46     3/ 25/ 2011   $217,039,286.48
   5    10/ 25/ 2007   $587,324,317.07      47     4/ 25/ 2011   $211,801,931.79
   6    11/ 25/ 2007   $573,293,828.73      48     5/ 25/ 2011   $206,688,991.27
   7    12/ 25/ 2007   $559,596,448.11      49     6/ 25/ 2011   $201,697,511.34
   8     1/ 25/ 2008   $546,224,270.66      50     7/ 25/ 2011   $196,824,608.47
   9     2/ 25/ 2008   $533,169,579.35      51     8/ 25/ 2011   $192,067,467.58
   10    3/ 25/ 2008   $520,424,840.20      52     9/ 25/ 2011   $187,423,340.37
   11    4/ 25/ 2008   $507,982,697.94      53    10/ 25/ 2011   $182,889,543.77
   12    5/ 25/ 2008   $495,835,971.77      54    11/ 25/ 2011   $178,305,163.67
   13    6/ 25/ 2008   $483,977,651.24      55    12/ 25/ 2011   $173,987,981.96
   14    7/ 25/ 2008   $472,400,892.17      56     1/ 25/ 2012   $169,773,368.80
   15    8/ 25/ 2008   $461,099,012.77      57     2/ 25/ 2012   $159,202,088.72
   16    9/ 25/ 2008   $450,065,489.71      58     3/ 25/ 2012   $145,829,763.20
   17   10/ 25/ 2008   $439,293,954.44      59     4/ 25/ 2012    $65,388,294.23
   18   11/ 25/ 2008   $428,778,189.47      60     5/ 25/ 2012    $49,155,700.74
   19   12/ 25/ 2008   $418,512,124.81      61     6/ 25/ 2012    $47,910,325.52
   20    1/ 25/ 2009   $408,489,834.45      62     7/ 25/ 2012    $46,694,523.99
   21    2/ 25/ 2009   $398,705,532.97      63     8/ 25/ 2012    $45,507,594.26
   22    3/ 25/ 2009   $389,153,572.19      64     9/ 25/ 2012    $44,348,851.10
   23    4/ 25/ 2009   $379,828,437.93      65    10/ 25/ 2012    $43,217,625.50
   24    5/ 25/ 2009   $370,724,746.83      66    11/ 25/ 2012    $42,113,264.36
   25    6/ 25/ 2009   $361,837,243.21      67    12/ 25/ 2012    $41,035,130.05
   26    7/ 25/ 2009   $353,160,796.10      68     1/ 25/ 2013    $39,982,600.08
   27    8/ 25/ 2009   $344,690,396.25      69     2/ 25/ 2013    $38,955,066.73
   28    9/ 25/ 2009   $336,421,153.24      70     3/ 25/ 2013    $37,951,936.68
   29   10/ 25/ 2009   $328,348,292.69      71     4/ 25/ 2013    $36,972,630.71
   30   11/ 25/ 2009   $320,467,153.46      72     5/ 25/ 2013    $36,016,583.32
   31   12/ 25/ 2009   $312,773,185.02      73     6/ 25/ 2013    $35,083,242.45
   32    1/ 25/ 2010   $305,261,944.78      74     7/ 25/ 2013    $34,172,069.11
   33    2/ 25/ 2010   $297,929,095.57      75     8/ 25/ 2013    $33,282,537.13
   34    3/ 25/ 2010   $290,770,403.09      76     9/ 25/ 2013    $32,414,132.80
   35    4/ 25/ 2010   $283,781,733.53      77    10/ 25/ 2013    $31,566,354.61
   36    5/ 25/ 2010   $276,959,051.13      78    11/ 25/ 2013    $30,738,712.93
   37    6/ 25/ 2010   $270,298,415.91      79    12/ 25/ 2013    $29,858,634.35
   38    7/ 25/ 2010   $263,795,981.35      80     1/ 25/ 2014    $29,071,665.23
   39    8/ 25/ 2010   $257,447,992.19      81     2/ 25/ 2014    $28,192,904.75
   40    9/ 25/ 2010   $251,250,782.27      82     3/ 25/ 2014    $27,387,750.66
   41   10/ 25/ 2010   $245,200,772.44      83     4/ 25/ 2014     $1,802,666.81
   42   11/ 25/ 2010   $239,294,468.43      84     5/ 25/ 2014             $0.00
--------------------------------------   ---------------------------------------

(1) The notional balance may be adjusted +/ - 5% based upon the final collateral pool.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Interest Available Rate
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Interest Available Rate:         On any Distribution Date and any class of
                                 Offered Certificates, the per annum rate equal
                                 to (a) the interest received from the mortgage
                                 loans adjusted to account for any Net Swap
                                 Payments or Swap Termination Payments payable
                                 the Certificate Swap Provider divided by the
                                 aggregate principal balance of the mortgage
                                 loans and multiplied by (b) a fraction equal to
                                 (x) 360 divided by (y) the actual number of
                                 days in the related Accrual Period.
--------------------------------------------------------------------------------

The information in the following table has been prepared in accordance with the following assumptions: (i) day count convention of Actual/360 is applied and
(ii) assumptions stated below. It is highly unlikely, however, that the prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

--------------------------------------------------------------------------------
           AFC at 25% CPR incl. both Neg and
Date      Pos Swap, All Benchmarks at Pricing  AFC at 25% CPR incl. both Neg and
                        Rates                    Pos Swap All Benchmarks at 20%
--------------------------------------------------------------------------------
25-Jun-07                7.83                               22.32
25-Jul-07                6.57                               21.17
25-Aug-07                6.52                               21.13
25-Sep-07                6.52                               21.13
25-Oct-07                6.57                               21.17
25-Nov-07                6.52                               21.12
25-Dec-07                6.57                               21.16
25-Jan-08                6.52                               21.12
25-Feb-08                6.52                               21.12
25-Mar-08                6.61                               21.20
25-Apr-08                6.52                               21.11
25-May-08                6.57                               21.15
25-Jun-08                6.52                               21.11
25-Jul-08                6.57                               21.15
25-Aug-08                6.52                               21.10
25-Sep-08                6.52                               21.10
25-Oct-08                6.57                               21.14
25-Nov-08                6.52                               21.09
25-Dec-08                6.57                               21.13
25-Jan-09                6.52                               21.09
25-Feb-09                6.52                               21.09
25-Mar-09                6.66                               21.22
25-Apr-09                6.52                               21.08
25-May-09                6.57                               21.12
25-Jun-09                6.52                               21.07
25-Jul-09                6.57                               21.11
25-Aug-09                6.52                               21.07
25-Sep-09                6.52                               21.06
25-Oct-09                6.56                               21.10
25-Nov-09                6.52                               21.06
25-Dec-09                6.56                               21.09
25-Jan-10                6.52                               21.05
25-Feb-10                6.52                               21.04
25-Mar-10                6.66                               21.18
25-Apr-10                6.52                               21.04
25-May-10                6.56                               21.07
25-Jun-10                6.52                               21.03
25-Jul-10                6.56                               21.07
25-Aug-10                6.52                               21.02
25-Sep-10                6.52                               21.01
25-Oct-10                6.56                               21.05
25-Nov-10                6.52                               21.00
25-Dec-10                6.56                               21.04
25-Jan-11                6.52                               21.00
25-Feb-11                6.52                               20.99
25-Mar-11                6.66                               21.12
25-Apr-11                6.52                               20.98
25-May-11                6.56                               21.02
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           AFC at 25% CPR incl. both Neg and
Date      Pos Swap, All Benchmarks at Pricing  AFC at 25% CPR incl. both Neg and
                        Rates                    Pos Swap All Benchmarks at 20%
--------------------------------------------------------------------------------
25-Jun-11                6.52                               20.97
25-Jul-11                6.56                               21.01
25-Aug-11                6.52                               20.96
25-Sep-11                6.52                               20.95
25-Oct-11                6.56                               20.99
25-Nov-11                6.52                               20.93
25-Dec-11                6.57                               20.97
25-Jan-12                6.52                               20.92
25-Feb-12                6.54                               20.51
25-Mar-12                6.70                               20.11
25-Apr-12                6.79                               14.99
25-May-12                7.02                               14.28
25-Jun-12                6.85                               14.01
25-Jul-12                7.02                               14.26
25-Aug-12                6.85                               14.00
25-Sep-12                6.85                               13.99
25-Oct-12                7.02                               14.24
25-Nov-12                6.85                               13.97
25-Dec-12                7.02                               14.22
25-Jan-13                6.85                               13.96
25-Feb-13                6.85                               13.95
25-Mar-13                7.41                               14.77
25-Apr-13                6.85                               13.93
25-May-13                7.02                               14.18
25-Jun-13                6.85                               13.91
25-Jul-13                7.02                               14.16
25-Aug-13                6.85                               13.89
25-Sep-13                6.85                               13.88
25-Oct-13                7.02                               14.13
25-Nov-13                6.85                               13.85
25-Dec-13                7.02                               14.10
25-Jan-14                6.85                               13.82
25-Feb-14                6.85                               13.80
25-Mar-14                7.41                               14.62
25-Apr-14                6.98                               10.92
25-May-14                7.26                               11.24
25-Jun-14                7.03                               10.88
25-Jul-14                7.26                               11.24
25-Aug-14                7.03                               10.88
25-Sep-14                7.03                               10.88
25-Oct-14                7.26                               11.24
25-Nov-14                7.03                               10.88
25-Dec-14                7.26                               11.24
25-Jan-15                7.03                               10.88
25-Feb-15                7.03                               10.88
25-Mar-15                7.78                               12.04
25-Apr-15                7.03                               10.88
--------------------------------------------------------------------------------


Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain constant at 5.320%, 5.376%, 5.367% and 4.900%, respectively, and the cashflows are run to the Optional Clean-Up Call at the pricing speed. Reflects both payments made to and received from the Certificate Swap Provider.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Excess Spread(1)(2)
--------------------------------------------------------------------------------

The information in the following table has been prepared in accordance with the following assumptions: (1) day count convention of actual/360 is applied; (2) prepayments on the mortgage loans will occur at the pricing prepayment assumption of 25% CPR, and (3) assumptions listed below. It is highly unlikely, however that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

    -------------------------------        -------------------------------
      Period        Excess Interest          Period        Excess Interest
    -------------------------------        -------------------------------
      25-Jun-07          2.339%              25-Jun-11          1.068%
      25-Jul-07          1.072%              25-Jul-11          1.110%
      25-Aug-07          1.032%              25-Aug-11          1.067%
      25-Sep-07          1.033%              25-Sep-11          1.067%
      25-Oct-07          1.075%              25-Oct-11          1.110%
      25-Nov-07          1.035%              25-Nov-11          1.069%
      25-Dec-07          1.077%              25-Dec-11          1.112%
      25-Jan-08          1.037%              25-Jan-12          1.069%
      25-Feb-08          1.038%              25-Feb-12          1.087%
      25-Mar-08          1.125%              25-Mar-12          1.243%
      25-Apr-08          1.041%              25-Apr-12          1.338%
      25-May-08          1.083%              25-May-12          1.571%
      25-Jun-08          1.043%              25-Jun-12          1.398%
      25-Jul-08          1.086%              25-Jul-12          1.571%
      25-Aug-08          1.046%              25-Aug-12          1.398%
      25-Sep-08          1.047%              25-Sep-12          1.398%
      25-Oct-08          1.090%              25-Oct-12          1.571%
      25-Nov-08          1.050%              25-Nov-12          1.397%
      25-Dec-08          1.093%              25-Dec-12          1.570%
      25-Jan-09          1.053%              25-Jan-13          1.397%
      25-Feb-09          1.055%              25-Feb-13          1.396%
      25-Mar-09          1.190%              25-Mar-13          1.957%
      25-Apr-09          1.058%              25-Apr-13          1.402%
      25-May-09          1.101%              25-May-13          1.581%
      25-Jun-09          1.061%              25-Jun-13          1.411%
      25-Jul-09          1.105%              25-Jul-13          1.590%
      25-Aug-09          1.065%              25-Aug-13          1.420%
      25-Sep-09          1.066%              25-Sep-13          1.425%
      25-Oct-09          1.110%              25-Oct-13          1.604%
      25-Nov-09          1.070%              25-Nov-13          1.434%
      25-Dec-09          1.114%              25-Dec-13          1.615%
      25-Jan-10          1.074%              25-Jan-14          1.445%
      25-Feb-10          1.076%              25-Feb-14          1.451%
      25-Mar-10          1.213%              25-Mar-14          2.021%
      25-Apr-10          1.080%              25-Apr-14          1.596%
      25-May-10          1.125%              25-May-14          1.884%
      25-Jun-10          1.085%              25-Jun-14          1.656%
      25-Jul-10          1.110%              25-Jul-14          1.896%
      25-Aug-10          1.069%              25-Aug-14          1.668%
      25-Sep-10          1.069%              25-Sep-14          1.675%
      25-Oct-10          1.111%              25-Oct-14          1.916%
      25-Nov-10          1.069%              25-Nov-14          1.689%
      25-Dec-10          1.111%              25-Dec-14          1.930%
      25-Jan-11          1.068%              25-Jan-15          1.703%
      25-Feb-11          1.068%              25-Feb-15          1.711%
      25-Mar-11          1.205%              25-Mar-15          2.472%
      25-Apr-11          1.068%              25-Apr-15          1.726%
      25-May-11          1.111%              25-May-15          1.968%
    -------------------------------        -------------------------------

Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain constant at 5.320%, 5.376%, 5.367% and 4.900%, respectively, and the cashflows are run to the Optional Clean-Up Call at the pricing speed.

Calculated as (a) interest on the collateral (net of the trust administration fees, servicing fees, monthly rebates payable to borrowers, swap payment owed to the Certificate Swap Provider) plus swap payment received by the trust less total interest (including Net Rate Carryover) on the Offered Certificates divided by (b) collateral balance as of the beginning period, such amount multiplied by 360 divided by the actual number of days in the related Accrual Period.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sensitivity Table - To Call
--------------------------------------------------------------------------------

The assumptions for the sensitivity table below are as follows:

o    The pricing prepayment assumptions as per below are applied

o 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, CMT remain static at 5.320%, 5.376%, 5.367% and 4.900%, respectively

o    10% Clean Up Call is exercised

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-A-1A    WAL                   7.53       5.16       2.98       2.40       1.97       1.38       1.02
                 First Prin Pay           1          1          1          1          1          1          1
                 Last Prin Pay          225        162         96         78         64         47         35

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-A-1B    WAL                   7.53       5.16       2.98       2.40       1.97       1.38       1.02
                 First Prin Pay           1          1          1          1          1          1          1
                 Last Prin Pay          225        162         96         78         64         47         35

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-A-2     WAL                   7.53       5.16       2.98       2.40       1.97       1.38       1.02
                 First Prin Pay           1          1          1          1          1          1          1
                 Last Prin Pay          225        162         96         78         64         47         35

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-1     WAL                   7.53       5.16       2.98       2.40       1.97       1.38       1.02
                 First Prin Pay           1          1          1          1          1          1          1
                 Last Prin Pay          225        162         96         78         64         47         35

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-2     WAL                  12.93       8.96       5.26       4.45       3.97       3.67       2.90
                 First Prin Pay          78         51         37         38         39         42         35
                 Last Prin Pay          225        162         96         78         64         47         35

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-3     WAL                  12.93       8.96       5.25       4.43       3.92       3.55       2.90
                 First Prin Pay          78         51         37         38         39         41         35
                 Last Prin Pay          225        162         96         78         64         47         35

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-4     WAL                  12.93       8.96       5.25       4.43       3.92       3.48       2.90
                 First Prin Pay          78         51         37         38         38         40         35
                 Last Prin Pay          225        162         96         78         64         47         35

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-5     WAL                  12.93       8.96       5.25       4.43       3.88       3.45       2.90
                 First Prin Pay          78         51         37         38         38         39         35
                 Last Prin Pay          225        162         96         78         64         47         35

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-6     WAL                  12.93       8.96       5.25       4.41       3.88       3.40       2.90
                 First Prin Pay          78         51         37         37         38         39         35
                 Last Prin Pay          225        162         96         78         64         47         35

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-7     WAL                  12.91       8.95       5.24       4.39       3.88       3.39       2.90
                 First Prin Pay          78         51         37         37         38         39         35
                 Last Prin Pay          225        162         96         78         64         47         35

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-8     WAL                  12.74       8.81       5.15       4.31       3.81       3.30       2.90
                 First Prin Pay          78         51         37         37         37         38         35
                 Last Prin Pay          220        158         93         76         63         45         35

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-9     WAL                  12.45       8.57       4.99       4.18       3.68       3.21       2.90
                 First Prin Pay          78         51         37         37         37         38         35
                 Last Prin Pay          208        148         87         70         58         42         35

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sensitivity Table - To Maturity
--------------------------------------------------------------------------------

The assumptions for the sensitivity table below are as follows:

o    The pricing prepayment assumptions as per below are applied

o 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, CMT remain static at 5.320%, 5.376%, 5.367% and 4.900, respectively

o    10% Clean Up Call is not exercised

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-A-1A    WAL                   7.91       5.54       3.25       2.62       2.16       1.52       1.07
                 First Prin Pay           1          1          1          1          1          1          1
                 Last Prin Pay          345        310        210        174        146        107         80

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-A-1B    WAL                   7.91       5.54       3.25       2.62       2.16       1.52       1.07
                 First Prin Pay           1          1          1          1          1          1          1
                 Last Prin Pay          345        310        210        174        146        107         80

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-A-2     WAL                   7.91       5.54       3.25       2.62       2.16       1.52       1.07
                 First Prin Pay           1          1          1          1          1          1          1
                 Last Prin Pay          345        310        210        174        146        107         80

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-1     WAL                   7.91       5.54       3.25       2.62       2.16       1.52       1.07
                 First Prin Pay           1          1          1          1          1          1          1
                 Last Prin Pay          345        310        210        174        146        107         80

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-2     WAL                  13.58       9.56       5.67       4.78       4.26       3.86       4.33
                 First Prin Pay          78         51         37         38         39         42         48
                 Last Prin Pay          291        225        139        113         94         68         57

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-3     WAL                  13.48       9.46       5.58       4.69       4.16       3.70       3.86
                 First Prin Pay          78         51         37         38         39         41         45
                 Last Prin Pay          275        208        127        103         86         62         48

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-4     WAL                  13.38       9.36       5.52       4.64       4.10       3.61       3.66
                 First Prin Pay          78         51         37         38         38         40         43
                 Last Prin Pay          264        197        120         97         80         58         45

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-5     WAL                  13.25       9.25       5.44       4.57       4.02       3.53       3.52
                 First Prin Pay          78         51         37         38         38         39         42
                 Last Prin Pay          253        187        113         91         76         55         43

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-6     WAL                  13.10       9.11       5.35       4.48       3.96       3.44       3.42
                 First Prin Pay          78         51         37         37         38         39         41
                 Last Prin Pay          241        176        105         85         71         51         42

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-7     WAL                  12.94       8.97       5.26       4.40       3.89       3.39       3.34
                 First Prin Pay          78         51         37         37         38         39         40
                 Last Prin Pay          230        167         99         80         67         48         41

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-8     WAL                  12.74       8.81       5.15       4.31       3.81       3.30       3.28
                 First Prin Pay          78         51         37         37         37         38         39
                 Last Prin Pay          220        158         93         76         63         45         40

--------------------------------------------------------------------------------------------------------------
                                    10% CPR    15% CPR    25% CPR    30% CPR    35% CPR    45% CPR    55% CPR
--------------------------------------------------------------------------------------------------------------
Class II-M-9     WAL                  12.45       8.57       4.99       4.18       3.68       3.21       3.24
                 First Prin Pay          78         51         37         37         37         38         39
                 Last Prin Pay          208        148         87         70         58         42         39

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Breakeven Analysis
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                 Static
-------------------------------------------------------------------------------------------------------------------------------
Class                       II-M-1               II-M-2                   II-M-3               II-M-4             II-M-5
Rating (S/ M/ D)       AA+ / Aa1 / AAA    AA+ / Aa2 / AA (high)    AA+ / Aa3 / AA (high)    AA / A1 / AA    AA- / A2 / AA (low)

Loss Severity                25%                   25%                      25%                  25%                25%
Indices                     Static               Static                   Static               Static             Static
Default (CDR)               11.45                 9.81                     8.58                 7.56               6.82
Collateral Loss (%)          7.44                 6.61                     5.95                 5.37               4.94
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                          Static
---------------------------------------------------------------------------------------------------------------------
Class                       II-M-6                II-M-7                 II-M-8                      II-M-9
Rating (S/ M/ D)       A / A3 / A (high)       A / Baa1 / A        A- / Baa2 / A (low)      BBB+ / Baa3 / BBB (high)

Loss Severity                 25%                  25%                     25%                        25%
Indices                     Static                Static                 Static                      Static
Default (CDR)                6.25                  5.72                   5.24                        4.89
Collateral Loss (%)          4.59                  4.26                   3.95                        3.72
---------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                                                Forward
-------------------------------------------------------------------------------------------------------------------------------
Class                       II-M-1               II-M-2                   II-M-3               II-M-4             II-M-5
Rating (S/ M/ D)       AA+ / Aa1 / AAA    AA+ / Aa2 / AA (high)    AA+ / Aa3 / AA (high)    AA / A1 / AA    AA- / A2 / AA (low)

Loss Severity                25%                   25%                      25%                  25%                25%
Indices                    Forward               Forward                  Forward              Forward            Forward
Default (CDR)               11.41                 9.79                     8.58                 7.57               6.83
Collateral Loss (%)          7.42                 6.60                     5.95                 5.38               4.94
-------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                                          Forward
--------------------------------------------------------------------------------------------------------------------
Class                       II-M-6                II-M-7                 II-M-8                      II-M-9
Rating (S/ M/ D)       A / A3 / A (high)       A / Baa1 / A        A- / Baa2 / A (low)      BBB+ / Baa3 / BBB (high)

Loss Severity                 25%                  25%                     25%                        25%
Indices                     Forward              Forward                 Forward                    Forward
Default (CDR)                6.27                  5.73                   5.24                        4.90
Collateral Loss (%)          4.60                  4.26                   3.95                        3.73
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 22, 2007
BCAP LLC Trust, 2007-AA3, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Contact Information
--------------------------------------------------------------------------------


                                Barclays Capital

--------------------------------------------------------------------------------
ABS Finance
--------------------------------------------------------------------------------
Jay Kim                         (212) 412-7621
                                jay.kim@barcap.com
Glen Greeley                    (212) 412-6741
                                glen.greeley@barcap.com
Michael Dryden                  (212) 412-7539
                                michael.dryden@barcap.com
Belinda Torres                  (212) 412-7592
                                belinda.torres@barcap.com
Alison Cohen                    (212) 412-6906
                                alison.cohen@barcap.com
Keith.Singletary                (212) 412-1134
                                Keith.Singletary@barcap.com
--------------------------------------------------------------------------------
Structure & Collateral
--------------------------------------------------------------------------------
Athony Piperno                  (212) 412-5122
                                maggie.jiang@barcap.com
Michelle Britton                (212) 412-7671
                                michelle.britton@barcap.com
Dan King                        (212) 412-3676
                                daniel.king@barcap.com
Srikanth Nimmagadda             (212) 412-5231
                                srikanth.nimmagadda@barcap.com
Reema Gupta                     (212) 412-5188
                                reema.gupta@barcap.com
--------------------------------------------------------------------------------
Trading
--------------------------------------------------------------------------------
Steve Cozine                    (212) 412-1316
                                steve.cozine@barcap.com
Bret Ackerman                   (212) 412-5318
                                bret.ackerman@barcap.com
Rich Chung                      (212) 412-5332
                                richard.chung@barcap.com
--------------------------------------------------------------------------------


                                Rating Agencies

--------------------------------------------------------------------------------
Standard & Poor's
--------------------------------------------------------------------------------
Rohit Kumar                     (212) 438-3877
                                rohit_morrison@sandp.com
--------------------------------------------------------------------------------
Moody's
--------------------------------------------------------------------------------
Jipil Ha                        (212) 553-1431
                                Jipil.Ha@moodys.com
--------------------------------------------------------------------------------
DBRS
--------------------------------------------------------------------------------
Bernard Maas                    (212) 806-3258
                                bmaas@dbrs.com
--------------------------------------------------------------------------------